                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 Franklin Electronic Publishers, Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                 FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ----------------

  The annual meeting of shareholders of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company"), a Pennsylvania corporation, will be held in the 11th Floor Conference Center in the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York, on Wednesday, August 5, 1998, at 10:00 A.M., for the following purposes:

    (1) To elect eleven directors of the Company to serve for a term of one year;

    (2) To approve the adoption of the Company's 1998 Stock Option Plan;

    (3) To ratify the appointment of auditors of the Company to serve until the next annual meeting of shareholders; and

    (4) To consider and act upon such other matters as may properly come before the meeting.

  Only shareholders of record at the close of business on June 24, 1998 are entitled to vote at the meeting.

  You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                          By order of the Board of Directors,

                                          GREGORY J. WINSKY,
                                          Secretary

Burlington, New Jersey
June 30, 1998

                 FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED
                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 5, 1998
                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company") to be used at the annual meeting of shareholders of the Company which will be held in the 11th Floor Conference Center in the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York, on Wednesday, August 5, 1998, at 10:00 A.M., and at any adjournments thereof.

  Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes, but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The proposal to adopt the Company's 1998 Stock Option Plan is the only proposal at this meeting that involves a broker "non-vote."

  The principal executive offices of the Company are located at One Franklin Plaza, Burlington, New Jersey 08016-4907. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders is June 30, 1998.

  Shareholders of record at the close of business on June 24, 1998 will be entitled to one vote for each share of common stock, no par value (the "Common Stock"), of the Company then held. There were outstanding on such date 8,025,655 shares of Common Stock.

                             ELECTION OF DIRECTORS

  Eleven directors will be elected at the meeting for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee, except that the Company has agreed, pursuant to the terms of a letter agreement between the Company and H. Andrew Cross, to nominate Mr. Cross for election to the Board of Directors.

                                                                                    YEAR
                                                                                  BECAME A
    NAME OF NOMINEE                      PRINCIPAL OCCUPATION                 AGE DIRECTOR
    ---------------                      --------------------                 --- --------
Edward H. Cohen......... Partner, Rosenman & Colin LLP                         59   1987
H. Andrew Cross......... President and Chief Executive Officer of the Company  42   1998
Bernard Goldstein....... Director, Broadview Associates, LLC                   67   1989
Barry J. Lipsky......... Executive Vice President of the Company               47   1997
Leonard M. Lodish....... Professor of Marketing, Wharton School of             54   1987
                         the University of Pennsylvania
James Meister........... President and Chief Executive Officer,                56   1996
                         Kings Super Markets, Inc.
Howard L. Morgan........ President, Arca Group, Inc.                           52   1981
Jerry R. Schubel........ President, New England Aquarium                       62   1991
James H. Simons......... Chairman of the Board, Renaissance                    60   1981
                         Technologies Corp.
Michael R. Strange...... Executive Vice President of the Company               50   1984
William H. Turner....... President of PNC Bank, New Jersey                     58   1994

  No family relationship exists between any director and executive officer of the Company.

  Mr. Cohen is, and for more than the past five years has been, a partner in the New York City law firm of Rosenman & Colin LLP. Mr. Cohen is a director of Phillips-Van Heusen Corporation, a manufacturer and marketer of apparel and footwear, and Levcor International, Inc., a converter of textiles for sale to domestic apparel manufacturers.

  Mr. Cross joined the Company in April 1998 as President and Chief Executive Officer. From 1996 to 1998 he was Executive Vice President of MobileMedia Communications, Inc., a provider of paging and wireless services, which company in January 1997 filed a petition for reorganization under the Federal bankruptcy laws. From 1994 to 1996, he was Senior Vice President of Marketing and Sales for Nabisco Holdings. From 1982 to 1994, Mr. Cross was employed in a variety of executive marketing positions by The Pepsi-Cola Company.

  Mr. Goldstein became a director of Broadview Associates, LLC, an investment banking firm that provides services to the information technology industry, on January 1, 1997. For more than five years prior to that, he had been managing director of Broadview. He is a director of SPSS, Inc., a statistical software firm, and Sungard Data Systems, Inc., a company that provides disaster recovery and financial information services.

  Mr. Lipsky joined the Company as Vice President in February, 1985. He was elected Executive Vice President of the Company in 1997.

  Dr. Lodish is the Samuel R. Harrell Professor of Marketing at the Wharton School of the University of Pennsylvania. He has been a Professor of Marketing since 1976, and was Chairman of the Marketing Department of the Wharton School from 1984 to 1988 and 1992 to 1994. He is a director of Information Resources, Inc., a marketing research and decision support systems firm, Walsh International, a sales force automation provider, and J&J Snack Foods, Inc., a producer and marketer of specialty foods.

  Mr. Meister is, and for more than the past five years has been, President and Chief Executive Officer of Kings Super Markets, Inc., a food retailer owned by Marks & Spencer p.l.c.

  Dr. Morgan is, and for more than the past five years has been, President of Arca Group, Inc., a consulting and investment management firm. He is a director of Quarterdeck, Inc., a software company, Unitronix Corp., a software supplier, Neoware Systems, Inc., a provider of network terminals, Cylink Corp., a developer of software for secure communications, Segue Software, Inc., a developer of automated software systems, Infonautics Corp., a provider of online information, Kentek Information Systems, Inc., a manufacturer of laser printers, and MetaCreations, Inc., a developer of computer graphics software.

  Dr. Schubel became President and Chief Executive Officer of New England Aquarium in 1994. From 1974 to 1994, Dr. Schubel was the Director of the Marine Sciences Research Center of the State University of New York at Stonybrook, New York.

  Dr. Simons has been Chairman of the Board and President of Renaissance Technologies Corp. since 1982. He became Chairman of the Board of the Company in 1997. Dr. Simons is a director of Kentek Information Systems, Cylink Corp., and Segue Software, Inc.

  Mr. Strange has been Executive Vice President of the Company since 1985.

  Mr. Turner became President of PNC Bank, New Jersey in August, 1997. Prior to that, he had served as President and Co-Chief Executive Officer of the Company from October 1, 1996. Prior to joining the Company, he was Vice Chairman of The Chase Manhattan Bank. For more than the prior thirty years, Mr. Turner held a variety of positions at Chemical Banking Corporation prior to its merger with Chase Manhattan Bank. Mr. Turner is a director of Standard Motor Products, Inc.

  The Board of Directors of the Company has two standing committees: an Audit Committee, consisting of Dr. Simons and Messrs. Turner and Cohen, and a Stock Option and Compensation Committee (the "Compensation Committee"), consisting of Drs. Simons and Morgan and Mr. Goldstein. The Audit Committee is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors and reviewing the results of the audit with the officers of the Company and its auditors. The Audit Committee held two meetings during the fiscal year ended March 31, 1998. The Compensation Committee is charged with administering the Company's 1988 Employee Stock Option Plan that expired in April 1998 (the "1988 Option Plan") and the Company's 1998 Stock Option Plan (see "Approval of 1998 Stock Option Plan"), and fixing the compensation, including salaries and bonuses, of all officers of the Company. The Compensation Committee held two meetings during the fiscal year ended March 31, 1998.

  During the fiscal year ended March 31, 1998, there were four regularly scheduled meetings of the Board of Directors and seven special meetings. Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and of any Committees of the Board on which he serves, except Mr. Goldstein, who attended 72 percent of such meetings.

  The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Common Stock as of June 30, 1998 by (i) all those known by the Company to be the beneficial owners of more than five percent of the Common Stock,
(ii) all directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table on page 6 hereof and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares listed as beneficially owned by such shareholder.

                                                          AMOUNT
                                                       BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED       CLASS
------------------------------------                   ------------ ----------
Bermuda Trust Company Ltd., Trustee(1)................  1,332,540      15%
  Front Street
  Hamilton, Bermuda
Howard L. Morgan(2) ..................................     66,250       *
  Arca Group, Inc.
  764 Mt. Moro Road
  Villanova, Pennsylvania 19085
Gregory J. Winsky(3) .................................     59,472       *
  Franklin Electronic Publishers, Inc.
  One Franklin Plaza
  Burlington, New Jersey 08016
Michael R. Strange....................................     58,995       *
  Franklin Electronic Publishers, Inc.
  One Franklin Plaza
  Burlington, New Jersey 08016
James H. Simons(4) ...................................     58,164       *
  Renaissance Technologies Corp.
  800 Third Avenue
  New York, New York 10022
Kenneth H. Lind ......................................     51,336       *
  Franklin Electronic Publishers, Inc.
  One Franklin Plaza
  Burlington, New Jersey 08016
Barry J. Lipsky.......................................     47,972       *
  Franklin Electronic Publishers, Inc.
  One Franklin Plaza
  Burlington, New Jersey 08016
Bernard Goldstein.....................................     38,308       *
  Broadview Associates, LLC
  1 Bridge Plaza
  Ft. Lee, New Jersey 07024
Edward H. Cohen ......................................     37,045       *
  Rosenman & Colin LLP
  575 Madison Avenue
  New York, New York 10022
Jerry R. Schubel .....................................     36,047       *
  New England Aquarium
  Central Wharf
  Boston, Massachusetts 02110

                                                          AMOUNT
                                                       BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED       CLASS
------------------------------------                   ------------ ----------
William H. Turner ....................................    33,500        *
  PNC Bank, New Jersey
  Two Tower Center Boulevard
  East Brunswick, New Jersey 08016
Leonard M. Lodish.....................................    27,000        *
  The Wharton School
  University of Pennsylvania
  Philadelphia, Pennsylvania 19022
H. Andrew Cross ......................................    11,667        *
  Franklin Electronic Publishers, Inc.
  One Franklin Plaza
  Burlington, New Jersey 08016
James Meister ........................................     6,000        *
  Kings Super Markets, Inc.
  2 Dedrick Place
  West Caldwell, New Jersey 07006
All executive officers and directors as a group (14
 persons).............................................   656,730        8%

--------
 * less than 1%

(1) Held by Bermuda Trust Company Ltd. as trustee of a trust of which James H. Simons and members of his immediate family are beneficiaries.

(2) Includes 5,250 shares held for the benefit of Dr. Morgan's children.

(3) Includes 1,600 shares in trust for the benefit of Mr. Winsky's children.

(4) Includes 16,954 shares held by or for the benefit of members of Dr. Simons' immediate family, 9,198 shares held by a fund in which Dr. Simons has indirect shared power to vote and dispose of the shares, and 53 shares held by Renaissance Ventures Ltd., of which Dr. Simons is the chairman and sole shareholder.

  The foregoing table also includes shares which the following directors have the right to acquire within sixty days upon the exercise of options: Dr. Morgan, 27,000 shares; Mr. Strange, 43,521 shares; Dr. Simons, 31,959 shares; Mr. Lipsky, 27,974 shares; Mr. Goldstein, 21,959 shares; Mr. Cohen, 31,959 shares; Dr. Schubel, 21,959 shares; Mr. Turner, 10,500 shares; Dr. Lodish, 17,000 shares; Mr. Cross, 11,667 shares; and Mr. Meister, 6,000 shares. The foregoing table also includes 88,196 shares which all executive officers who are not directors, as a group, have the right to acquire within sixty days upon the exercise of options.

  Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more than 10 percent of the Common Stock, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 were complied with in a timely manner during the fiscal year ended March 31, 1998.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to each person who served as the Company's chief executive officer during the last fiscal year and its four most highly compensated executive officers, other than the chief executive officers (together, the "Named Executive Officers"), who were serving as executive officers of the Company or one of its subsidiaries or divisions during and at the end of the Company's last fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:

                                                           LONG-TERM
                                          ANNUAL          COMPENSATION  ALL OTHER
                                       COMPENSATION          AWARDS    COMPENSATION
                                  ----------------------- ------------ ------------
                                                   OTHER
                                                  ANNUAL   SECURITIES
                                                  COMPEN-  UNDERLYING
                                  SALARY   BONUS  SATION    OPTIONS
NAME AND PRINCIPAL POSITION  YEAR    $       $       $         #            $
---------------------------  ---- ------- ------- ------- ------------ ------------
Morton E. David(1) ......    1998 528,846  10,566 15,021     25,000     2,809,703
 Chairman and Chief          1997 550,000 233,360 15,039     25,000        69,790
  Executive Officer          1996 550,000 363,478 34,985    100,000        65,570
William H. Turner(2) ....    1998 105,768       0  5,215     53,000             0
 President and Co-Chief      1997 125,866  58,340  7,068    150,000             0
  Executive Officer
Howard L. Morgan(3)......    1998       0       0 36,500     18,000             0
 Interim President           1997       0       0 15,400      3,000             0
  and Chief Executive        1996       0       0 22,000      4,400             0
  Officer
Michael Strange..........    1998 180,000  74,225      0     35,000             0
 Executive Vice President    1997 175,000  50,000      0      8,000             0
                             1996 175,000  70,000      0      8,000             0
Barry J. Lipsky..........    1998 180,000  74,225      0     35,000             0
 Executive Vice President    1997 160,000  75,000      0      6,000             0
                             1996 160,000  55,000      0      5,000             0
Gregory J. Winsky........    1998 177,000  72,513      0     35,000             0
 Senior Vice President       1997 172,500  50,000      0      8,000             0
                             1996 172,500  70,000      0      6,000             0
Kenneth H. Lind..........    1998 175,000  72,513      0     35,000             0
 Senior Vice President       1997 170,000  50,000      0      8,000             0
                             1996 170,000  70,000      0      8,000             0

--------
(1) During the 1998 fiscal year, Mr. David served as Co-Chief Executive Officer (with Mr. Turner) from April 1, 1997 until Mr. Turner left the Company in July, 1997, at which time Mr. David became President and Chief Executive Officer. Mr. David served as President and Chief Executive Officer from August, 1997 until February, 1998, when he resigned as an officer of the Company. The Other Annual Compensation amounts represent payments made in connection with relocation and automobiles. The All Other Compensation amount for the 1996 fiscal year represents payment of insurance premiums for life insurance, and $55,520 of pension accrual to be made to Mr. David pursuant to the terms of his employment agreement. The All Other Compensation amount for the 1997 fiscal year represents payment of insurance premiums for life insurance, and $59,740 of pension accrual to be made to Mr. David pursuant to the terms of his employment agreement. The All Other Compensation amount for the 1998 fiscal year represents severance payments of $1,696,838 made pursuant to Mr. David's employment agreement, accrued vacation payments of $306,695, pension payments and accruals of $796,958, and life insurance premiums.

(2) During the 1998 fiscal year, Mr. Turner served as President and Co-Chief Executive Officer of the Company (with Mr. David) from April 1, 1997 through July 31, 1997.
(3) Dr. Morgan served as Interim President and Chief Executive Officer of the Company from February, 1998 through April, 1998, when Mr. Cross joined the Company as its President and Chief Executive Officer.

  No stock appreciation rights, long-term restricted stock awards or long-term incentive plan payouts (as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Option Plan granted to the Named Executive Officers during the fiscal year ended March 31, 1998.

                                    INDIVIDUAL GRANTS
                         ---------------------------------------
                                                                       POTENTIAL
                                                                   REALIZABLE VALUE
                                    PERCENT OF                     AT ASSUMED ANNUAL
                         NUMBER OF    TOTAL                      RATES OF STOCK PRICE
                         SECURITIES  OPTIONS                         APPRECIATION
                         UNDERLYING GRANTED TO                      FOR OPTION TERM
                          OPTIONS   EMPLOYEES  EXERCISE EXPIRA-  ---------------------
                         GRANTED(1) IN FISCAL   PRICE     TION       5%        10%
NAME                         #         YEAR      $/SH     DATE       $          $
----                     ---------- ---------- -------- -------- ---------- ----------
Morton E. David.........   25,000       5.4     $10.13    6/3/07 $  159,189 $  403,416
William H. Turner.......    3,000        .6      12.38    1/2/08     23,348     59,168
                           50,000      10.8      10.13    6/3/07    318,378    806,832
Howard L. Morgan........    3,000        .6      12.38    1/2/08     23,348     59,168
                           15,000       3.2      11.75   2/20/08    110,843    280,897
Michael R. Strange......   10,000       2.2      10.13    6/3/07     63,676    161,366
                           25,000       5.4      14.88  10/17/07    233,870    592,623
Barry J. Lipsky.........   10,000       2.2      10.13    6/3/07     63,676    161,366
                           25,000       5.4      14.88  10/17/07    233,870    592,623
Gregory J. Winsky.......   10,000       2.2      10.13    6/3/07     63,676    161,366
                           25,000       5.4      14.88  10/17/07    233,870    592,623
Kenneth H. Lind.........   10,000       2.2      10.13    6/3/07     63,676    161,366
                           25,000       5.4      14.88  10/17/07    233,870    592,623

--------
(1) Options with respect to one-third of the shares become exercisable on each of the first, second and third anniversaries of the date of grant except the options to purchase 3,000 shares granted to Mr. Turner and Dr. Morgan, which options are exercisable in full six months after the date of grant and the option to purchase 15,000 shares granted to Dr. Morgan, which option was exercisable in full on the date of grant. The option to purchase 50,000 shares granted to Mr. Turner expired by its terms during the 1998 fiscal year.

                      AGGREGATED OPTION EXERCISES IN THE
                             LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

  The following table sets forth information with respect to each exercise of stock options during the fiscal year ended March 31, 1998 by the Named Executive Officers and the value at March 31, 1998 of unexercised stock options held by the Named Executive Officers.

                                                                        VALUE OF
                                              NUMBER OF SECURITIES     UNEXERCISED
                                                   UNDERLYING         IN-THE-MONEY
                                              UNEXERCISED OPTIONS      OPTIONS AT
                           SHARES              AT FISCAL YEAR END    FISCAL YEAR END
                          ACQUIRED    VALUE     (#) EXERCISABLE/   ($)(1) EXERCISABLE/
NAME                     IN EXERCISE REALIZED    UNEXERCISABLE        UNEXERCISABLE
----                     ----------- -------- -------------------- -------------------
Morton E. David.........        0        --          124,000/0       $     31,250/0
Howard L. Morgan........        0        --       24,000/3,000                  0/0
William H. Turner.......        0        --        7,500/3,000                188/0
Michael R. Strange......        0        --      36,081/41,239        44,750/12,500
Barry J. Lipsky.........        0        --      21,560/39,680           625/12,500
Gregory J. Winsky.......    5,233    $74,250     35,094/40,746        44,750/12,500
Kenneth H. Lind.........        0        --      26,081/41,239         1,000/12,500

--------
(1) Fair market value of securities underlying the options minus the exercise price of the options at fiscal year end.

                           10-YEAR OPTION REPRICINGS

  The following table sets forth the details of all exchanges and repricings of options held by any executive officer during the last ten completed fiscal years. The Company had no exchanges or repricings in the last fiscal year.

                                                                                       LENGTH OF
                                                                            NUMBER OF   ORIGINAL
                                  NUMBER OF                                 SECURITIES   OPTION
                                  SECURITIES   MARKET    EXERCISE           UNDERLYING    TERM
                                  UNDERLYING  PRICE OF   PRICE AT            OPTIONS   REMAINING
                         DATE OF   OPTIONS    STOCK AT    TIME OF             AFTER    AT DATE OF
                        EXCHANGE  EXCHANGED    TIME OF   EXCHANGE    NEW     EXCHANGE   EXCHANGE
                           OR         OR     EXCHANGE OR    OR     EXERCISE     OR         OR
NAME AND POSITION       REPRICING  REPRICED   REPRICING  REPRICING  PRICE   REPRICING  REPRICING
-----------------       --------- ---------- ----------- --------- -------- ---------- ----------
Morton E. David........  8/29/96   100,000     $13.50     $27.75    $14.00    74,000     8 yrs.
 Chairman and Co-Chief   5/29/90    25,000     $ 4.25     $12.50    $ 8.00    25,000     8 yrs.
 Executive Officer       5/29/90    25,000     $ 4.25     $8.875    $ 8.00    25,000     9 yrs.
Michael Kemp...........  8/29/96     8,000     $13.50     $25.50    $14.00     5,920     8 yrs.
 Managing Director       8/29/96     8,000     $13.50     $27.75    $14.00     6,400     9 yrs.
 Franklin Electronic
 Publishers (Europe)
 Ltd.
Barry J. Lipsky........  8/29/96     6,000     $13.50     $27.75    $14.00     4,800     8 yrs.
Executive Vice           8/29/96     6,000     $13.50     $25.50    $14.00     4,440     9 yrs.
 President               5/29/90    10,000     $ 4.25     $12.50    $ 8.00    10,000     8 yrs.
                          5/29/9     9,000     $ 4.25     $8.875    $ 8.00     9,000     9 yrs.
Michael R. Strange.....  8/29/96     8,000     $13.50     $27.75    $14.00     5,920     8 yrs.
 Executive Vice          8/29/96     8,000     $13.50     $25.50    $14.00     6,400     9 yrs.
 President               5/29/90    15,000     $ 4.25     $12.50    $ 8.00    15,000     8 yrs.
                         5/29/90    11,000     $ 4.25     $8.875    $ 8.00    11,000     9 yrs.

                                                                                        LENGTH OF
                                                                             NUMBER OF   ORIGINAL
                                   NUMBER OF                                 SECURITIES   OPTION
                                   SECURITIES   MARKET    EXERCISE           UNDERLYING    TERM
                                   UNDERLYING  PRICE OF   PRICE AT            OPTIONS   REMAINING
                          DATE OF   OPTIONS    STOCK AT    TIME OF             AFTER    AT DATE OF
                         EXCHANGE  EXCHANGED    TIME OF   EXCHANGE    NEW     EXCHANGE   EXCHANGE
                            OR         OR     EXCHANGE OR    OR     EXERCISE     OR         OR
NAME AND POSITION        REPRICING  REPRICED   REPRICING  REPRICING  PRICE   REPRICING  REPRICING
-----------------        --------- ---------- ----------- --------- -------- ---------- ----------
Gregory J. Winsky.......  8/29/96     6,000     $13.50     $27.75    $14.00     4,440     8 yrs.
 Senior Vice President    8/29/96     8,000     $13.50     $25.50    $14.00     6,400     9 yrs.
                          5/29/90    12,000     $ 4.25     $12.50    $ 8.00    12,000     8 yrs.
                          5/29/90     9,000     $ 4.25     $8.875    $ 8.00     9,000     9 yrs.
Kenneth H. Lind.........  8/29/96     8,000     $13.50     $27.75    $14.00     5,920     8 yrs.
 Senior Vice President    8/29/96     8,000     $13.50     $25.50    $14.00     6,400     9 yrs.
                          5/29/90    12,000     $ 4.25     $12.50    $ 8.00    12,000     8 yrs.
                          5/29/90     9,000     $ 4.25     $8.875    $ 8.00     9,000     9 yrs.
Toni M. Tracy...........  8/29/96     5,000     $13.50     $27.50    $14.00     3,700     8 yrs.
 Vice President           8/29/96     3,000     $13.50     $25.50    $14.00     2,400     9 yrs.

                           COMPENSATION OF DIRECTORS

  Each director of the Company who is not an employee of the Company or any of its subsidiaries received, for his services as a director of the Company, an annual grant of options under the predecessor plan to the Option Plan to purchase 3,000 shares of Common Stock. The Option Plan, as proposed for approval by the shareholders, provides the same annual grant of options to directors. No cash payment is made to any non-employee director of the Company for service as a director nor do directors receive any fees from the Company for attending meetings of the Board of Directors.

                     EMPLOYMENT CONTRACTS, TERMINATION OF
                       EMPLOYMENT AND CHANGE-IN-CONTROL
                                 ARRANGEMENTS

  The Company has a letter agreement with Mr. Cross (the "Employment Letter") which provides, among other things, for Mr. Cross' salary and benefits as President and Chief Executive Officer of the Company. The Employment Letter provides that Mr. Cross' annual salary for the 1999 fiscal year shall be $300,000. The Employment Letter also provides for payment of an annual cash bonus to Mr. Cross of two percent of the Company's consolidated pre-tax earnings for its fiscal year.

  Under the Employment Letter, Mr. Cross was granted a five year option to purchase 35,000 shares of the Company's Common Stock at $3.50 per share, vesting at the rate 2,916 shares per month during his first year of employment, and a ten year option to purchase 275,000 shares of the Company's Common Stock at $12.25, the closing price of a share of the Company's Common Stock on the New York Stock Exchange on the first date of his employment with the Company, vesting at the rate of 68,750 shares each year for four years. The vesting of each option is accelerated on a change in control of the Company and the vesting of the five year option is accelerated on termination of Mr. Cross' employment during the first year of his employment in certain instances.

  If Mr. Cross' employment is terminated without cause by the Company, the Company is required to make a severance payment based on his then current salary for up to one year of salary continuation.

  The Company has instituted a severance policy for each of its executive officers who has served as such for at least one year, including the Named Executive Officers, that provides for, inter alia, salary continuation payments based on the number of years of service performed by each executive officer on termination of employment by the Company without cause and the acceleration of the vesting of stock options in certain instances on termination of employment or in connection with certain changes in control of the Company.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The members of the Compensation Committee for the fiscal year ended March 31, 1998 were Bernard Goldstein, Howard Morgan and James Simons, except that, for the period of time that Dr. Morgan acted as interim President and Chief Executive Officer of the Company from January through April 1998, he resigned from the Compensation Committee. Dr. Morgan was reelected to the Compensation Committee in April 1998.

  The investment banking firm of Broadview Associates, LLC, of which Mr. Goldstein is a director, provided investment banking services to the Company in prior years and may continue to provide such services to the Company in the fiscal year ending March 31, 1999.

  Dr. Morgan provided consulting services to the Company in the fiscal year ended March 31, 1998 and may continue to provide such services to the Company in the fiscal year ending March 31, 1999. Payments from the Company for Dr. Morgan's consulting services increased from January 1998 through April 1998, during the time that Dr. Morgan acted as interim President and Chief Executive Officer of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The responsibilities of the Compensation Committee include administering the Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

 Overall Policy

  The Compensation Committee believes that the Company's executive officers have been largely responsible for the Company's success. Based on this belief, the Compensation Committee has structured the Company's compensation program
(i) to compensate its executive officers on an annual basis with a cash salary at a sufficient level to retain and motivate these officers, (ii) to link a portion of executive compensation by means of annual bonuses based on the Company's performance, and (iii) to link a portion of executive compensation to appreciation of the Company's stock price by means of stock options. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy, and to link executive and shareholder interest through stock options.

 Base Salaries

  Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of the chief executive officer. Financial results, as well as non-financial measures, such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies, are considered.

  In establishing Mr. Cross' annual base salary of $300,000 for the fiscal year ending March 31, 1999, the Compensation Committee took into account the base salaries for Chief Executive Officers at companies of comparable size and complexity, both public and private, known to members of the Compensation Committee and Mr. Cross' future anticipated contributions to the Company. Bonus payments of two percent of the Company's net earnings before taxes in connection with each year of his employment with the Company are set aside for payment to Mr. Cross.

 Bonus Plan

  The Company's bonus plan has been used to provide incentives for the Company's executives and employees by tying profitability to an annual cash bonus distribution. The Company's bonus plan is intended to focus the executives' attention on short-term or annual business results and to award a bonus to certain employees each year based on their contributions to the profits of the Company. For the 1998 fiscal year, six percent of the Company's consolidated pre-tax earnings were set aside for distribution under the bonus plan, in the form of cash bonuses, to employees. Prior to the 1998 fiscal year, the participants in the bonus plan and their level of participation were determined by the Compensation Committee in its discretion, based on the recommendation of the chief executive officer, and were based on an evaluation of the performance, level of responsibility, and leadership of the individual executives in relation to corporate results. For the 1998 fiscal year, participants in the bonus plan and their level of participation were determined by the Compensation Committee on the basis of a formula related to the salary of the employee and a percentage of such salary.

  For the 1999 fiscal year, the Compensation Committee has approved a new bonus plan that provides for bonuses to be paid to certain employees at the end of the fiscal year that are based upon a percentage of the respective salaries of the employees and the achievement of certain revenue, profitability, and other goals by the Company and the achievement of certain goals by the respective employees. No specific percentage of the Company's earnings has been set aside for distribution under the 1999 fiscal year bonus plan.

 Long-term Incentives

  Under the Company's stock option plan that expired in April 1998, stock options were granted to executives and key employees of the Company. Stock options were designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. No options have been granted under the Company's 1998 Stock Option Plan, which is proposed for approval by the Company's shareholders. The Committee believes that the Company's use of stock options as incentives is critical in the retention and hiring of executives and employees, especially those involved in research and development. Under this new plan, it is proposed that stock options be granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the third anniversary of the date of grant. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

                            COMPENSATION COMMITTEE

                               Bernard Goldstein
                               Howard L. Morgan
                                James H. Simons

                               PERFORMANCE GRAPH

  The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative return of the Russell 3000 companies, and a line of business index comprised of the Russell 3000 Publishing companies for the five fiscal years ended March 31, 1998.

                             [GRAPH APPEARS HERE]


[CAPTION]
Measurement Period           RUSSELL 3000    RUSSELL 3000   FRANKLIN
(Fiscal Year Covered)        ALL COMPANIES   PUBLISHING     ELECTRONICS
-------------------          -------------   ------------   -----------
Measurement Pt-
03/31/93                     $100            $100           $100
FYE 03/31/94                 $102.358        $105.927       $ 71.622
FYE 03/31/95                 $116.232        $110.599       $152.027
FYE 03/31/96                 $153.846        $121.377       $133.108
FYE 03/31/97                 $179.236        $113.786       $ 63.514
FYE 03/31/98                 $264.722        $153.786       $ 61.486


VALUE OF $100.00 INVESTED OVER FIVE YEARS:

   Franklin Electronic Publishers Incorporated Common Stock............ $ 61.49
   Russell 3000 companies.............................................. $264.72
   Russell 3000 Publishing companies................................... $153.79

                      APPROVAL OF 1998 STOCK OPTION PLAN

  On May 1, 1998, the Board of Directors adopted, upon the recommendation of the Compensation Committee and subject to shareholder approval, the 1998 Stock Option Plan (the "1998 Option Plan").

  The 1998 Option Plan authorizes the grant of an aggregate of 750,000 shares of Common Stock to employees and consultants of the Company and its subsidiaries and to directors of the Company who are not employees. Under the Plan, the Company may grant to eligible individuals incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or non-incentive stock options. The 1998 Option Plan is intended to replace the 1988 Option Plan, which expired pursuant to its terms on April 25, 1998.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 OPTION PLAN.

NATURE AND PURPOSE OF THE 1998 OPTION PLAN

  The purpose of the 1998 Option Plan is to induce certain individuals to remain in the employ or service of the Company and its subsidiaries, to attract new employees, consultants and directors and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

DURATION AND MODIFICATION

  The 1998 Option Plan will terminate not later than April 30, 2008. The Board of Directors may at any time terminate the Plan or make such modifications to the Plan as it may deem advisable. However, the Board may not, without approval by the shareholders of the Company, increase the number of shares of Common Stock as to which options which are intended to be incentive stock options may be granted under the Plan, or change the class of persons eligible to receive options which are intended to be incentive stock options in the Plan.

ADMINISTRATION

  The 1998 Option Plan is administered by the Compensation Committee. The Compensation Committee consists of three members of the Board of Directors. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board. The present members of the Compensation Committee are Drs. Morgan and Simons and Mr. Goldstein. The Compensation Committee has discretion to determine the participants under the Plan, the time and price at which options will be granted, the period during which options will be exercisable, the number of shares subject to each option and whether an option will be an incentive stock option, a non-incentive stock option or a combination thereof. The members of the Compensation Committee do not receive additional compensation for serving on the Compensation Committee.

ELIGIBILITY AND EXTENT OF PARTICIPATION

  The 1998 Option Plan provides for discretionary grants of options to participants. As of June 1, 1998, approximately 100 persons were eligible to receive options pursuant to the Plan. The fair market value of a share of Common Stock of the Company was $10.3125 as of June 26, 1998.

  No single participant may receive options under the 1998 Option Plan in any one fiscal year of the Company to purchase more than 100,000 shares of Common Stock.

  Directors who are not also employees of the Company receive an annual grant (in January) of options to purchase 3,000 shares under the 1998 Option Plan at the fair market value of a share of Common Stock on the date of grant. Directors who are not also employees of the Company and who are not members of the Compensation Committee also may receive discretionary grants of options under the Plan.

EXERCISE OF OPTIONS

  Unless otherwise provided by the Compensation Committee at the time an option is granted, and other than in the case of the grants of options to non-employee directors, an option will be exercisable one-third on the first anniversary of the date of grant, two-thirds on the second anniversary of the date of grant and in full on the third anniversary of the date of grant. An option granted to a non-employee director will be exercisable in full six months after the date of grant.

  An option may be exercised by a written notice with respect to a specified number of shares and payment of the exercise price for the number of shares specified. The exercise price of an option may be paid in cash or in shares of Common Stock. The initial per share exercise price for an incentive stock option may not be less than the fair market value thereof on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a non-incentive stock option may not be less than 75% of the fair market value thereof on the date of grant. No non-incentive stock option may be granted to any person who is or may reasonably become a "covered employee" under Section 162(m) of the Code, at a price below fair market value on the date of grant. The initial per share exercise price for the options granted to non-employee directors is the fair market value of the Common Stock on the date of grant.

  No option granted pursuant to the 1998 Option Plan may be exercised more than 10 years after the date of grant, except that incentive stock options granted to participants who own more than 10% of the total combined voting power of all classes of stock of the Company at such time may not be exercised more than five years after the date of grant. No participant may be granted incentive stock options which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant. Except as permitted by the Committee, no option granted under the Plan is transferable by the optionee other than by death. With the prior approval of the Committee, and subject to such limits as may be set by the Committee, an option which is a non-incentive stock option may be transferred for no consideration to or for the benefit of the optionee's immediate family (as defined in the Plan), a trust for the exclusive benefit of the optionee and his or her immediate family or to a partnership or limited partnership company for one or more members of the optionee and his or her immediate family.

  In the event that an optionee leaves the employ or service or ceases to serve as a director of the Company or its subsidiaries by reason of death, retirement on or after his or her 65th birthday or permanent disability, each option granted to him or her shall become immediately exercisable in full, provided such option is exercised before the earlier of six months from the date of such death, retirement or permanent disability or the date of termination specified in such option.

  In the event that an optionee leaves the employ or service or ceases to serve as a director of the Company or its subsidiaries for any reason other than death, retirement on or after his or her 65th birthday or permanent disability, each option granted to him or her shall, to the extent exercisable on the date of his or her termination, terminate on the earlier to occur of 90 days of such optionee's termination and the date of termination specified in such option.

  The number of shares available for grant under the 1998 Option Plan and covered by each option granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Committee, in the event of any other change affecting the number or kind of the Company's outstanding Common Stock. In the event of the dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding but unexercised option will terminate.

FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

  The following discussion of the Federal income tax consequences of the granting and exercise of options under the 1998 Option Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

 Non-Incentive Stock Options:

  No income will be recognized by an optionee at the time a non-incentive stock option is granted.

  Ordinary (compensation) income will be recognized by an optionee at the time a non-incentive stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. In the case of an optionee who is an employee of the Company or its subsidiaries, this ordinary income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

  Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a non-incentive stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option. The holding period will be measured from the date of exercise. Depending on whether the shares are held less than 12 months, 12 to 18 months or longer than 18 months, capital gain or loss will be either short-term, mid-term or long-term.

  If an optionee makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

  The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his or her non-incentive stock option, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

 Incentive Stock Options:

  In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company. However, for purposes of the alternative minimum tax, the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price will be considered as part of the optionee's income.

  The sale of the shares of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive-stock option, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

  If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of this ordinary income.

  If an optionee makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an incentive stock option will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.

  Approval of the 1998 Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ADOPTION OF THE 1998 OPTION PLAN DISCUSSED ABOVE UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                             SELECTION OF AUDITORS

  The Audit Committee has recommended to the Board of Directors, and the Board of Directors has selected, Radin, Glass & Co., LLP, independent auditors, as auditors of the Company for the fiscal year ending March 31, 1999. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to select other auditors for the fiscal year ending March 31, 1999.

  It is expected that representatives of Radin, Glass & Co., LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The law firm of Rosenman & Colin LLP, of which Mr. Cohen is a partner, was engaged as the Company's general outside counsel in the fiscal year ended March 31, 1998 and will continue to be so engaged for the fiscal year ending March 31, 1999. Payments for such services amounted to approximately $219,000 for the fiscal year ended March 31, 1998.

  Dr. Morgan provided consulting services to the Company in the fiscal year ended March 31, 1998, including extraordinary services as interim President and Chief Executive Officer of the Company from January through April 1998. It is expected that Dr. Morgan will continue to provide services to the Company in the fiscal year ending March 31, 1999. Payments for such services amounted to approximately $36,500 for the fiscal year ended March 31, 1998, including payments related to extraordinary services as interim President and Chief Executive Officer.

                                 MISCELLANEOUS

  Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 1, 1999.

  The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

  The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

  Copies of the 1998 Annual Report to Shareholders, which includes the Company's Annual Report to the Securities and Exchange Commission (Form 10-K), are being mailed to shareholders simultaneously with this Proxy Statement.

                                          By order of the Board of Directors,

                                          GREGORY J. WINSKY
                                          Secretary

Burlington, New Jersey
June 30, 1998

                     FRANKLIN ELECTRONIC PUBLISHERS, INC.
                            1998 STOCK OPTION PLAN
                            (EFFECTIVE MAY 1, 1998)

1. Purpose.

  The purpose of this Stock Option Plan (the "Plan") is to induce key personnel, including employees, officers, directors and independent contractors, to remain in the employ or service of Franklin Electronic Publishers, Inc. (the "Company") and its present and future subsidiary corporations ("Subsidiaries"), to attract new key personnel to the employ or service of the Company and the Subsidiaries and to encourage such key personnel to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options ("Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company.

2. Effective Date of the Plan.

  The Plan shall become effective on May 1, 1998, subject to ratification by the stockholders at the 1998 Annual Meeting of the Stockholders of the Company.

3. Stock Subject to Plan.

  750,000 of the authorized but unissued shares of the common stock, no par value, of the Company (the "Common Stock") may be issued upon the exercise of Options and are hereby reserved for such issue; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4. Committee.

  The committee (the "Committee") shall consist of two or more members of the Board. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a duly called meeting of the Committee at which a quorum is present. Any determination of the Committee signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

5. Administration.

  The Plan shall be administered by the Committee. The Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the option agreements or certificates which evidence Options, to determine the individuals (the "Participants") to whom and the times and the prices at which Options shall be granted, the periods during which Options shall be exercisable, the number of shares of the Common Stock to be subject to Options and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have the authority to determine whether Options granted hereunder shall be (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")), (b) Options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof. The Committee's determination on the matters referred to in this Section 5 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretation by the Committee of the terms of any Option shall be final, binding and conclusive.

6. Eligibility.

  An Option may be granted only to (a) key employees of the Company or a Subsidiary (including officers and/or directors), (b) directors of the Company who are not employees or officers of the Company or a Subsidiary, (c) independent contractors hired by the Company or a Subsidiary to provide consulting services for the Company or a Subsidiary and (d) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

7. Option Prices.

  A. Except as otherwise provided in Section 21 hereof, the initial per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of the Common Stock on the date such Option is granted; provided, however, that, in the case of a Participant who owns more than 10% of the Common Stock at the time an Option which is an incentive stock option is granted to such Participant, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date such Option is granted.

  B. Except as otherwise provided in Section 21 hereof, the initial per share option price of any Option which is a non-incentive stock option shall not be less than 75% of the fair market value of a share of the Common Stock on the date such Option is granted; provided, however, that the initial per share option price of any non-incentive option which is granted to a person who is or who in the opinion of the Committee may become a "covered employee" within the contemplation of Section 162(m)(3) of the Code shall not be less than 100% of the fair market value of a share of the Common Stock on the date such Option is granted.

  C. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be equal to (i) the closing sale price of the Common Stock on the New York Stock Exchange on such date or (ii) if there is no sale of the Common Stock on such Exchange on such date, the average of the bid and asked prices on such Exchange at the close of the market on such date.

8. Option Term.

  Except as otherwise provided in Section 21 hereof, Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns more than 10% of the Common Stock at the time an Option which is an incentive stock option is granted to such Participant, the term with respect to such Option shall not be in excess of five years from the date such Option is granted.

9. Limitations on Amount of Stock Options Granted.

  A. Except as otherwise provided in Section 21 hereof, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

  B. No Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 100,000 shares of the Common Stock.

10. Exercise of Options.

  A. Except as otherwise provided in Section 22 hereof, a Participant may exercise each Option granted to such Participant in such installments as the Committee shall determine at the time of the grant thereof; provided, however, that, unless the Committee shall otherwise determine at the time of grant, a Participant may not exercise an Option prior to the first anniversary of the date of the granting of such Option and a Participant may (i) during the period commencing on the first anniversary of the date of the granting of such Option and ending on the day preceding the second anniversary of such date, exercise such Option with respect to one-third of the shares subject thereto,
(ii) during the period commencing on such second anniversary and ending on the day preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares originally subject thereto and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares subject thereto.

  B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

  C. The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable in accordance with the provisions of Section 10A hereof.

  D. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the Common Stock so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock which have been owned by the Participant for a minimum period of six months having a fair market value on the date of delivery equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Securities Exchange Act of 1934, as amended, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and to receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

11. Transferability.

  A. Except as otherwise provided in Section 11B hereof, no Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to such Participant may be exercised only by him or her.

  B. A Participant may, with the prior approval of the Committee, transfer for no consideration an Option which is a non-incentive stock option to or for the benefit of the Participant's Immediate Family, a trust for the exclusive benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term "Immediate Family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren and any of their respective spouses.

12. Termination of Service.

  In the event a Participant leaves the employ or service of the Company and the Subsidiaries for any reason, whether voluntarily or otherwise, other than by reason of death, retirement on or subsequent to his or her 65th birthday or permanent disability, each Option granted to such Participant shall, to the extent it is exercisable on the date of such termination of employment or service, terminate upon the earlier to occur of (i) the expiration of 90 days after such termination of employment or service or (ii) the expiration date specified in such Option. In the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of death, retirement on or subsequent to his or her 65th birthday or permanent disability, each Option granted to such Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of six months after the date of such death, retirement or permanent disability or (ii) the expiration date specified in such Option.

13. Adjustment of Number of Shares.

  In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option, the number of shares of the Common Stock which may be issued pursuant to the Plan but not yet covered by Options and the number of shares set forth in Sections 9B and 22B hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option, for each share of the Common Stock which may be issued pursuant to the Plan but not yet covered by Options and for each share of the Common Stock referred to in Sections 9B and 22B hereof the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares which may be issued pursuant to the Plan but not yet covered by Options and the number of shares set forth in Sections 9B and 22B hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each outstanding Option. In the case of any substitution or adjustment in accordance with the provisions of this
Section 13, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any Option. In the event of the dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, all outstanding Options shall terminate.

14. Purchase for Investment, Withholding and Waivers.

  A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, such Participant will be required, as a condition of the Company's obligation to issue such shares, to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

  B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

  C. Each Participant shall be required, as a condition of exercising any non-incentive stock option, to make such arrangements with the Company with respect to withholding as the Committee may determine.

15. No Stockholder Status.

  Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16. No Restrictions on Corporate Acts.

  Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17. Decline in Market Price.

  In the event that the fair market value of the Common Stock declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Common Stock; provided, however, that none of the foregoing actions may be taken without the approval of the Board.

18. No Employment Right.

  Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or other service of the Company or such Subsidiary.

19. Amendment of the Plan.

  The Board may at any time make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of stockholders representing a majority of the outstanding shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares of the Common Stock as to which Options which are intended to be incentive stock options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or change the class of persons eligible to receive Options which are intended to be incentive stock options in the Plan. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20. Expiration and Termination of the Plan.

  The Plan shall terminate on April 30, 2008, or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

21. Options Granted in Connection with Acquisitions.

  In connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (an "Acquired Subsidiary"), Options may be granted to employees and other personnel of such Acquired Subsidiary in exchange or substitution for then outstanding options to purchase securities of the Acquired Subsidiary, such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

22. Options for Outside Directors.

  A. Notwithstanding any other provision of the Plan, a director of the Company who is not an employee of the Company or a Subsidiary (an "Outside Director") shall be eligible to receive an Option only in accordance with the terms and conditions of this Section 22. Except as otherwise provided in this Section 22, each such Option shall be subject to all of the provisions of the Plan.

  B. I. On the first business day of January of each year, each Outside Director shall be granted an Option to purchase 3,000 shares of the Common Stock. If an Outside Director shall become an Outside Director subsequent to the first business day of January during any year, on the first business day on which he or she shall be an Outside Director, he or she shall be granted an Option to purchase the number of shares of the Common Stock equal to the product of 3,000 and the fraction the numerator of which shall be the lesser of four and the number of regularly scheduled meetings of the Board remaining in such calendar year and the denominator of which shall be four.

  II. The Committee may, with the approval of the Board, grant additional Options, in such amounts and at such times as the Committee may determine, to Outside Directors who perform services for the Company and who are not members of the Committee at the time of such grant.

  III. The per share option price of each Option granted to an Outside Director pursuant to the provisions of this Section 22B shall be equal to the fair market value of a share of the Common Stock on the date such Option is granted.

  IV. The term of each Option granted to an Outside Director shall be ten years.

  C. Any Option granted to an Outside Director shall be exercisable as to all shares of the Common Stock covered thereby commencing on the date six months after the date on which such Option is granted.

                 FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                AUGUST 5, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints JAMES H. SIMONS and GREGORY J. WINSKY, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED to be held on Wednesday, August 5, 1998 at 10:00 A.M. at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.   ELECTION OF DIRECTORS

          FOR all nominees    ____ WITHHOLD AUTHORITY
                                     to vote for all nominees


          Edward H. Cohen, H. Andrew Cross, Bernard Goldstein, Barry J. Lipsky, Leonard M. Lodish, James Meister, Howard L. Morgan, Jerry R. Schubel, James H. Simons, Michael R. Strange and William H. Turner.

          SHAREHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) BY WRITING THE NAME OF THAT NOMINEE IN THE SPACE PROVIDED BELOW.

                        _______________________________

2. APPROVAL of the Company's 1998 Stock Option Plan, as set forth in the accompanying Proxy Statement.

     ___ FOR    ___ AGAINST   ___ ABSTAIN


3. APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.

     ___ FOR    ___ AGAINST   ___ ABSTAIN

4. The proxy is authorized to transact such other business as may properly come before the meeting.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1 and 2 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

                                              Dated:_______________, 1998


                                              ___________________________
                                                        Print Name

                                              ___________________________
                                                       Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                      24